EXHIBIT 7.3

Registered, Public Company Accounting Oversight Board American Institute of CPAs, Center for Audit Quality Texas Society of Certified Public Accountants
June 21, 2007
Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549
Re: Earth Biofuels, Inc.
     Commission File # 333-110249
Gentlemen:
     We have read Item 4.02(b) included in the Form 8K of Earth Biofuels, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
www.malone-bailey.com | 2925 Briarpark Drive, Suite 930 | Houston, TX 77042 | o. 713.343.4200 | t. 713.266.1815 |